REAL ESTATE  LEASE


This lease Agreement (this "lease") is dated August 25, 2003, by and between Robert J. Logo, Beth Ann Longo, aka Property Investments ("Landlord"), and Leroy Schwuchow, David Apodara, aka Northwestern Holding, LLC ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant a 1,000 square foot office building in the city of Oakland Park, FL. (the "Premises") located at 211 East Prospect Road. Oakland
Park, FL   33334.

TERM. The lease term will begin on August 01, 2003 and will terminate on August 01, 2004.

LEASE PAYMENTS. Tenant shall pay to Landlord monthly installments of $1,060,00. payable in advance on the first day of each month, for a total lease payment of $12,720.00. Lease payments shall be made to the Landlord at 11185 NW 4th CT., Coral Springs, FL 33071-7962, which address may be changed from time to time by the Landlord.

SECURITY DEPOSIT. At the time of the signing of this Lease, Tenant shall pay to Landlord, in trust, a security deposit of $1,000.00 to be held and disbursed for Tenant damages to the Premises (if any) as provided by law.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the terms of this lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

USE OF PREMISES. Tenant may use the Premise only for business offices. The Premises may be used for any other purpose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

PROPERTY INSURANCE. Tenant shall maintain casualty insurance on the Premises in an amount not less than $100,000.00. Landlord shall be named as an additional insured in such policies. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force issued by companies reasonably satisfactory to Landlord. Landlord shall receive advance written notice from the insurer prior to any termination of such insurance policies. Tenant shall also maintain any other insurance which Landlord may reasonably require for the protection of Landlord's interest in the Premises. Tenant is responsible for maintaining casualty insurance on its own property.

LIABILITY INSURANCE. Tenant shall maintain liability insurance on the Premises in a total aggregate sum of at least $100,000.00. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force issued by companies reasonably satisfactory to Landlord. Landlord shall receive advance written notice from the insurance prior to any termination of such insurance policies.

RENEWAL TERMS. This lease shall automatically renew for an additional period of two years per renewal terms, unless either party gives written notice of termination no later than 30 days prior to the end of the term of renewal term. The lease terms during any such renew term shall be the same as those contained in this Lease.

MAINTENANCE.

Landlord's obligations for maintenance shall include:
-     the roof, outside wails, and other structural parts of the building
-     the parking lot, driveways, and sidewalks, including snow and ice removal
-     the sewer, water pipes, and other matters related to plumbing
-     the air conditioning system

Tenant's obligations for maintenance shall include:
-     the electrical wiring
-     Interior of building
- all other items of maintenance not specifically delegated to Landlord under this Lease.

TAXES. Taxes attributable to the Premises or the use of the Premises shall be allocated as follows:

REAL ESTATE TAXES. Landlord shall pay all real estate taxes and assessments for the Premises.

PERSONAL TAXES. Tenant shall pay all personal taxes and any other charges which may be levied against the Premises and which are attributable to Tenant's use of the Premises along with all sales and/or use taxes (if any) that may be due in connection with lease payments.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other prevision of this Lease, Landlord may terminate this lease upon 30 days' written notice to Tenant that the Premises have been sold.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 10 days (of any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the costs of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all cost, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Leases shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by Law.

LATE PAYMENTS. For each payment there is not paid within 5 days after this due date, Tenant shall pay a late fee equal to 5.00% of the required payment.

CUMLATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT FUNDS. Tenant shall be charge $25.00 for each check that is returned to Landlord for lack of sufficient funds.

REMODELING OR STRUCTURAL INPROVEMENTS. Tenant shall have the obligation to conduct any construction or remodeling (as Tenant's expense) that may be required to use the Premises as specified above. Tenant may also construct such fixtures on the Premises (as Tenant's expense) that appropriately facilitate its use for such purposes. Such construction shall be undertaken and such fixtures may be erected only with the prior written consent of the Landlord which shall not be unreasonable withheld. Tenant shall not install awnings or advertisements on any part of the Premises without Landlord's prior written consent. At the end of the lease term, Tenant shall be entitled to remove (or at the request of Landlord shall remove) such fixtures, and shall restore the Premises to substantially the same condition of the Premises at the commencement of this Lease.

ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to perspective buyers, mortgages, tenants or workers. However, Landlord does not assume any liability for the care or supervision of the Premises. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent. During the last three months of this Lease, or any extension of the Lease, Landlord shall be allowed to display the usual "To Let" signs and show the Premises to prospective tenants.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

MECHANICS LIENS. Neither the Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises of the filing of this lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forward by mail, postage pre-paid, address as follows:

LANDLORD:
--------

/s/ Robert  J.  Longo
---------------------
Robert  J.  Longo
11185  NW  4th  Ct.
Coral  Springs,  FL   33071-762

LANDLORD:
--------

/s/ Beth  Ann  Longo
--------------------
Beth  Ann  Longo
11185  NW  4th  Ct
Coral  Springs,  FL   33071-7962

LANDLORD:
--------

/s/ aka  Property  Investments
------------------------------
aka  Property  Investments
11185  NW  4th  Ct.
Coral  Springs,  FL  33071-7962

TENANT:
------

/s/ Leroy  Schwuchow
--------------------
Leroy  Schwuchow
757  NE  17th  Street  #265
Ft.  Lauderdale,  FL  33316

TENANT:
------

/s/ David  Apodara
------------------
David  Apodara
221  East  Prospect  Rod
Oakland  Park,  FL  33334


TENANT:
------

/s/ aka  Northwest  Holding,  LLC
---------------------------------
aka  Northwest  Holding,  LLC
221  East  Prospect  Road
Oakland  Park,  FL   33334

Such addresses may be change from time to time by either party by providing notice and as set forth above. Notices mailed in accordance with the above provisions shall be deemed received on the third day after posting.

GOVERNING LAW. The Lease shall be construed in accordance with the laws of the State of Florida.

ENTIRE AGREEMENT/AMENDEMENT. The Lease Agreement contains the entire agreement of the parties and there are not other promises, conditions, understandings, or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision or this Lease.

Binding Effect. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.


LANDLORD:
Robert J. Longo


By: /s/ Robert J. Longo                              Date: August 08, 2003
    -------------------
    Robert J. Longo,
    Owner

LANDORD:
Beth Ann Logo


By: /s/ Beth Ann Logo                                Date: August 08, 2003
    -----------------
    Beth Ann Logo,
    Owner

LANDLORD:
aka Property Investment


By: /s/ Robert J. Longo                              Date: August 08, 2003
    -------------------
    Robert J. Longo,
    Owner


TENANT:
Leroy Schwuchow


By: /s/ Leroy Schwuchow                              Date: August 08, 2003
    -------------------
    Leroy Schwuchow,
    CEO


TENANT:
David Apodara



By: /s/ David Apodara                                Date: August 08, 2003
    -----------------
    David Apodara,
    President


TENANT:
aka Northwestern Holding, LLC


By: /s/ Leroy Schwuchow                               Date: August 08, 2003
    -------------------
    Leroy Schwuchow,
    David Apodara